QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

September 22, 2003

Precision Castparts Corp.
4650 SW Macadam Avenue, Suite 440
Portland, OR 97239-4262

Ladies and Gentlemen:

        We have acted as counsel to Precision Castparts Corp., an Oregon corporation ("Parent"), in connection with the merger (the "Merger") of SPS Technologies, Inc., a Pennsylvania corporation (the "Company"), with and into Star Acquisition LLC, a Pennsylvania limited liability company the sole member of which is Parent ("Acquisition Sub"), pursuant to the terms of the Agreement and Plan of Merger dated as of August 16, 2003 (the "Merger Agreement") by and among Parent, Acquisition Sub and the Company. Unless otherwise indicated in this letter, all capitalized terms have the same meanings as set forth in the Merger Agreement.

        In connection with the filing of the Form S-4 Registration Statement with respect to the common stock of Parent to be issued pursuant to the Merger Agreement (the "Registration Statement"), you have requested our opinion regarding whether the Merger, for U.S. federal income tax purposes, will constitute a "reorganization" within the meaning of Section 368(a) of the Code. For purposes of rendering this opinion, we have examined and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in (i) the Merger Agreement, (ii) the Registration Statement, (iii) representations made to us by Parent, Acquisition Sub and the Company in their respective letters provided to us, each dated the date hereof (the "Representation Letters"), and (iv) such other documents as we have deemed necessary or appropriate to enable us to render the opinion below.

        For purposes of this opinion, we have assumed (without any independent investigation or review thereof) that:

  1.
  All documents submitted to us as originals are valid and authentic and all documents submitted to us as copies conform to the original documents;

  2.
  All documents are complete and have been duly authorized, executed and delivered;

  3.
  The Merger will be consummated in strict compliance with the provisions of the Merger Agreement and as contemplated by the Registration Statement and will be effective under applicable state law;

  4.
  All signatures are genuine and were affixed by persons with legal capacity and authority to do so;

  5.
  All of the information, facts, statements, representations, and covenants contained in any of the documents referred to herein or otherwise made to us are true, complete and correct and will be true, complete and correct at all relevant times, including the time of the filing of the Registration Statement and the Effective Time of the Merger, and no actions have been taken or will be taken that are inconsistent with such information, facts, statements, representations, or covenants (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements, representations or covenants by independent investigation);

  6.
  Any representation, warranty or statement made "to the knowledge of" or similarly qualified is and will be true, correct and complete as if made without such qualification.

  7.
  The parties to the documents, including the parties to the Merger Agreement, and all parties referred to therein will act in all respects and at all times in strict conformity with the provisions of such documents;

  8.
  None of the terms and conditions contained in the documents has been or will be waived or modified in any respect; and

  9.
  The opinion of even date herewith rendered by Goodwin Procter LLC to the Company concerning the matters addressed herein has been delivered and has not been withdrawn.

Any change in the accuracy or completeness of any of the information, facts, statements, representations, covenants, documents or assumptions on which our opinion is based could affect our conclusions.

        Based upon the foregoing assumptions and subject to the conditions and limitations set forth in this letter, we are of the opinion that (i) the Merger, for U.S. federal income tax purposes, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, (ii) Parent and the Company each will be a party to that reorganization, and (iii) the discussion set forth in the Registration Statement under the heading "The Merger—Material U.S. Federal Income Tax Consequences," to the extent it described legal matters or legal conclusions, is accurate in all material respects.

        In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

  1.
  This opinion represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service (the "Service") or any court of law, tribunal, administrative agency, or other government body and we cannot give assurance that the Service will not assert a contrary position.

  2.
  This opinion is based on the Code, existing judicial decisions, administrative regulations, published rulings, and such other authority as we have considered relevant. We cannot give assurance that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any developments in, or changes of application or interpretation of, U.S. federal income tax laws.

  3.
  This opinion does not address all U.S. federal income tax consequences of the Merger. We express no opinion as to any U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

  4.
  This opinion does not address all aspects of United States federal income taxation that may be relevant to a shareholder of the Company or Parent in light of the shareholder's particular circumstances or to any shareholders of the Company or Parent who are subject to special rules, such as shareholders who are not citizens or residents of the United States or organized under the laws of the United States, financial institutions, tax-exempt organizations, insurance companies, brokers or dealers in securities, traders in securities electing mark to market, shareholders who acquired their stock of the Company or Parent upon exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their stock of the Company or Parent pursuant to a tax-qualified retirement plan or as part of a straddle, hedge or conversion transaction.

  5.
  We express no opinion as to any transaction other than the Merger as described in the Merger Agreement. We express no opinion as to any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof, or any of the representations, warranties, statements and assumptions upon which we have relied is not true and accurate at all relevant times.

        This opinion is furnished solely for use in connection with the Merger Agreement and may not be relied upon by any person other than you, and no person may be subrogated to any rights you have in connection with our opinion. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to discussion of this opinion in the Proxy Statement/Prospectus included as part of the Registration Statement, to filing a form of this opinion as an exhibit to the Proxy Statement/Prospectus included as part of the Registration Statement, and to reference to our firm in the Proxy Statement/Prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stoel Rives LLP

STOEL RIVES LLP

QuickLinks

  Exhibit 8.1